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                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 14, 1997, relating to the financial statements and financial highlights of Dean Witter Select Dimensions Investment Series (comprised of Money Market Portfolio, North American Government Securities Portfolio, Diversified Income Portfolio, Balanced Portfolio, Utilities Portfolio,
Dividend Growth Portfolio, Value-Added Portfolio, Core Equity Portfolio, American Value Portfolio, Global Equity Portfolio, Developing Growth
Portfolio and Emerging Markets Portfolio), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement.
We also consent to the references to us under the headings "Independent Accountants" and "Experts" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 14, 1997